UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
November 15, 2022
Date of Report (Date of earliest event reported)
_____________________
Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)
(312) 583-8700
(Registrant’s telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HURN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.    Entry into a Material Definitive Agreement.
On November 15, 2022, Huron Consulting Group Inc. (the "Company" or "Huron"), and certain of the Company's subsidiaries entered into a Third Amended and Restated Credit Agreement dated as of November 15, 2022 (the "Amended Credit Agreement") by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders identified therein and Bank of America, N.A., as administrative agent and collateral agent, consisting of a $600 million five-year senior secured revolving credit facility. The Amended Credit Agreement amends and restates, in its entirety, the Second Amended and Restated Credit Agreement entered into as of March 31, 2015 (as amended and modified, the "Existing Credit Agreement") among the Company, certain of the Company's subsidiaries, the lenders identified therein and Bank of America, N.A., as administrative agent and collateral agent, which consisted of a $600 million senior secured revolving credit facility, which was scheduled to mature on September 27, 2024. The Amended Credit Agreement provides for, among other things, an extension of the maturity date while maintaining the pricing under the Existing Credit Agreement.
The Amended Credit Agreement provides for a $600 million senior secured revolving credit facility, maturing on November 15, 2027, with a $20 million sublimit for issuances of standby letters of credit and a $15 million sublimit for swing line loans. Subject to customary conditions and the approval of any lender whose commitment would be increased, the Company has the option to increase the revolving credit facility or establish term loan facilities in an aggregate amount of up to $250 million, resulting in a maximum available principal amount under the Amended Credit Agreement of $850 million.
The initial borrowings under the Amended Credit Agreement were used to refinance borrowings outstanding under the Existing Credit Agreement, and future borrowings under the Amended Credit Agreement may be used for working capital, capital expenditures, share repurchases, permitted acquisitions, and other general corporate purposes.
At the Company's option, borrowings under the Amended Credit Agreement will bear interest at either one, three or six month Term SOFR (as defined in the Amended Credit Agreement) or an alternate base rate, in each case plus the applicable margin. Borrowings will initially bear interest at Term SOFR plus 1.375% per annum, in the case of Term SOFR borrowings, or at the alternate base rate plus 0.375% per annum, in the case of Base Rate loans (as defined in the Amended Credit Agreement). After the date the compliance certificate is required to be received for the quarter ending December 31, 2022, the applicable margin will range between 1.125% per annum and 1.875% per annum, in the case of Term SOFR borrowings, or between 0.125% per annum and 0.875% per annum, in the case of Base Rate loans, based upon the Company's Consolidated Leverage Ratio (as defined in the Amended Credit Agreement) at such time.
The Company will initially be required to pay a commitment fee of 0.15% per annum on the daily unused amount of the facility and a letter of credit fee of 1.375% per annum on the maximum amount available to be drawn under issued and outstanding letters of credit. After the date the compliance certificate is required to be received for the quarter ending December 31, 2022, the commitment fee rate will range between 0.15% per annum and 0.3% per annum and the letter of credit fee rate will fluctuate between 1.125% per annum and 1.875% per annum, based upon the Company's Consolidated Leverage Ratio.
The Company and PNC Capital Markets, LLC, as Sustainability Structuring Agent, may amend the Amended Credit Agreement, with the consent of the Required Lenders (as defined in the Amended Credit Agreement), in order to incorporate specified key performance indicators with respect to certain environmental, social and governance targets of the Company and its subsidiaries. Upon the effectiveness of any such amendment, and based upon the performance of the Company against those key performance indicators, certain adjustments to the otherwise applicable rates for interest, commitment fees and letter of credit fees will be made. These adjustments will not exceed an increase or decrease of 0.01% in the aggregate for all key performance indicators in the case of the commitment fee rate or an increase or decrease of 0.05% in the aggregate for all key performance indicators in the case of the Term SOFR borrowings, Base Rate borrowings or letter of credit fee rate.
Amounts borrowed under the Amended Credit Agreement may be prepaid at any time without premium or penalty, and the Company has the right to permanently reduce or terminate the unused portion of the commitments provided under the Amended Credit Agreement at any time.
The loans and obligations under the Amended Credit Agreement are secured pursuant to a Third Amended and Restated Security Agreement (the “Amended Security Agreement”) and a Third Amended and Restated Pledge Agreement (the “Amended Pledge Agreement”) with Bank of America, N.A. as collateral agent, pursuant to which the Company and the subsidiary guarantors grant Bank of America, N.A., for the ratable benefit of the lenders under the Amended Credit Agreement, a first-priority lien, subject to permitted liens, on substantially all of the personal property assets of the Company and the subsidiary guarantors, and a pledge of 100% of the stock or other equity interests in all domestic subsidiaries and 65% of the stock or other equity interests in each “material first-tier foreign subsidiary” (as defined in the Amended Pledge Agreement) entitled to vote and 100% of the stock or other equity interests in each material first-tier foreign subsidiary not entitled to vote.
The Amended Credit Agreement contains usual and customary representations and warranties; affirmative and negative covenants, which include limitations on liens, investments, additional indebtedness, and restricted payments; two financial covenants: (i) a maximum Consolidated Leverage Ratio (as defined in the Amended Credit Agreement) of 3.75 to 1.00; however the maximum permitted Consolidated Leverage Ratio will increase to 4.25 to 1.00 upon the occurrence of certain transactions, and (ii) a minimum Consolidated Interest Coverage Ratio (as defined in the Amended Credit Agreement) of 3.00 to 1.00; usual and customary events of default; and other customary limitations.

In connection with the Amended Credit Agreement, the Company paid certain commitment, arrangement, and other fees to Bank of America, N.A. and other parties to the Amended Credit Agreement, and reimbursed certain of the parties’ expenses.
The foregoing descriptions of the Amended Credit Agreement, Amended Security Agreement, and Amended Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended Credit Agreement, Amended Security Agreement, and Amended Pledge Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference.
A copy of the press release announcing the Amended Credit Agreement is being filed as Exhibit 99.1 to this Form 8-K.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated herein by reference in this Item 2.03.
Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Exhibit Description
10.1†
Third Amended and Restated Credit Agreement, dated as of November 15, 2022, among Huron Consulting Group Inc., as Borrower, certain subsidiaries as Guarantors, the Lenders Party, Hereto and Bank of America, N.A., as Administrative Agent and Collateral Agent, JPMorgan Chase Bank, N.A. and PNC Bank, National Association as Co-Syndication Agents, PNC Capital Markets LLC, as Sustainability Structuring Agent, Bank of Montreal, Fifth Third Bank, National Association and TD Bank, N.A., as Co-Documentation Agents, and BofA Securities, Inc., JPMorgan Chase Bank, N.A. and PNC Capital Markets LLC, as Joint Lead Arrangers and Joint Bookrunners.

10.2	Third Amended and Restated Security Agreement, dated as of November 15, 2022.
10.3	Third Amended and Restated Pledge Agreement, dated as of November 15, 2022.
99.1	Press release dated November 15, 2022
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)
†    Pursuant to Regulation S-K 601(b)(10)(iv), certain exhibits to this Exhibit have been omitted. The Company agrees to furnish supplementally to the Securities and Exchange Commission, upon its request, a copy of any or all omitted exhibits.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	November 16, 2022	/s/ JOHN D. KELLY
John D. Kelly
Executive Vice President, Chief Financial Officer and Treasurer